UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2008

Date of Report (date of earliest event reported)

BIOFORM MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33791	39-1979642
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 South Grant Street, Suite 200

San Mateo, California 94402

(Address of principal executive offices)

(650) 286-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c). Effective September 22, 2008, the Compensation Committee of BioForm Medical, Inc. approved the promotion of Adam Gridley to Senior Vice President, Corporate Development, from Vice President, Corporate Development. Mr. Gridley served as Vice President, Corporate Development, since July 2005.

5.02(e). Effective September 22, 2008, in connection with the promotion of Mr. Gridley to Senior Vice President, Corporate Development, the Compensation Committee of BioForm Medical, Inc approved the increase of Mr. Gridley’s base salary to $252,000 from $234,300. Additionally, the Committee approved an option grant to Mr. Gridley in the amount of 40,000 shares, to be granted at fair market value on October 1, 2008, the date of the next regularly scheduled option grant action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForm Medical, Inc.

Date: September 24, 2008	By:	/s/ Derek Bertocci
Derek Bertocci
Chief Financial Officer